Exhibit 99.1
Snap Inc. Announces Third Quarter 2024 Financial Results
Third quarter revenue increased 15% year-over-year to $1,373 million
Daily Active Users increased 9% year-over-year to 443 million
Net loss improved 58% year-over-year to $153 million
Adjusted EBITDA improved 229% year-over-year to $132 million
SANTA MONICA, Calif. – October 29, 2024 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended September 30, 2024.
“I’m proud of the team’s progress this quarter, delivering strong community growth and deepening engagement while driving improved financial performance,” said Evan Spiegel, CEO. “Our investments in AI and AR are powering new creative experiences for our community and driving innovation across our advertising platform, underpinning our long-term growth opportunity.”
Snap Inc. also announced today its board of directors has authorized a stock repurchase program of up to $500 million of its Class A common stock. Repurchases of the Class A common stock may be made from time to time, either through open market transactions (including through Rule 10b5-1 trading plans) or through privately negotiated transactions in accordance with applicable securities laws. The timing and actual number of shares repurchased will depend on a variety of factors, including stock price, trading volume, market and economic conditions, and other general business considerations. Repurchases under the program have been authorized for 12 months but the program may be initiated, modified, suspended, or terminated at any time during such period.
The goal of the program is to utilize the company’s strong balance sheet to opportunistically offset a portion of the dilution related to the issuance of restricted stock units to employees as part of the overall compensation program designed to foster an ownership culture.
Repurchases under this program will be funded from existing cash and cash equivalents. As of September 30, 2024, Snap had $3.2 billion in cash, cash equivalents, and marketable securities.
Q3 2024 Financial Summary
•Revenue was $1,373 million, compared to $1,189 million in the prior year, an increase of 15% year-over-year.
•Net loss was $153 million, compared to $368 million in the prior year.
•Adjusted EBITDA was $132 million, compared to $40 million in the prior year.
•Operating cash flow was $116 million, compared to $13 million in the prior year.
•Free Cash Flow was $72 million, compared to $(61) million in the prior year.

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2024	2023		2024	2023

	(in thousands, except per share amounts)
(Unaudited)	(NM = Not Meaningful)
Revenue	$1,372,574	$1,188,551	15%	$3,804,115	$3,244,828	17%
Operating loss	$(173,210)	$(380,063)	54%	$(760,417)	$(1,149,666)	34%
Net loss	$(153,247)	$(368,256)	58%	$(706,957)	$(1,074,238)	34%
Adjusted EBITDA (1)	$131,962	$40,094	229%	$232,598	$2,428	NM
Net cash provided by (used in) operating activities	$115,872	$12,781	NM	$182,847	$81,947	123%
Free Cash Flow (2)	$71,831	$(60,654)	218%	$36,296	$(76,061)	148%
Diluted net loss per share attributable to common stockholders	$(0.09)	$(0.23)	61%	$(0.43)	$(0.67)	36%
Non-GAAP diluted net income (loss) per share (3)	$0.08	$0.02	300%	$0.13	$0.01	NM
(1)See page 10 for a reconciliation of net loss to Adjusted EBITDA. Total restructuring charges for the nine months ended September 30, 2024, and excluded from Adjusted EBITDA, were $72.0 million. No restructuring charges were incurred during the three months ended September 30, 2024. Total restructuring charges for the three and nine months ended September 30, 2023, and excluded from Adjusted EBITDA, were $18.6 million.
(2)See page 10 for a reconciliation of net cash provided by (used in) operating activities to Free Cash Flow.
(3)See page 11 for a reconciliation of diluted net loss per share to non-GAAP diluted net income (loss) per share.

Q3 2024 Summary & Key Highlights
We deepened engagement with our community:
•DAUs were 443 million in Q3 2024, an increase of 37 million, or 9% year-over-year.
•Total time spent watching content increased 25% year-over-year.
•Spotlight reached more than 500 million monthly active users on average in Q3, an increase of 21% year-over-year.
•Over a billion Snaps were shared publicly on Snapchat every month in Q3 from our community, creators, and media partners.
•We announced an expanded strategic partnership with Google Cloud to power additional generative AI experiences within My AI, our AI-powered chatbot.
•We introduced new AI-enabled features to spark conversations, make great Snaps, and discover new things, like bringing AI to Memories and improving My AI’s ability to problem solve.
•We launched new safety tools and resources designed to help educators and school administrators understand how their students use Snapchat, the key protections available to them, and resources to assist in their efforts to create safe and supportive environments for students.
We are focused on accelerating and diversifying our revenue growth:
•Snapchat+ reached 12 million subscribers in Q3, more than doubling year-over-year.
•Ongoing momentum with our direct response products and growth in small- and medium-size businesses contributed to total active advertisers more than doubling year-over-year in Q3.
•We are in the early stages of experimenting with two new ad formats, Sponsored Snaps and Promoted Places, to help businesses reach Snapchatters in engaging ways across our differentiated service.
•We launched First Lens Unlimited, which offers advertisers the first impression of the day in the first slot of the Lens Carousel, allowing them to reach our community at greater scale.
•We launched State-specific First Story, which allows US advertisers to target First Story takeover campaigns to individual states or to reach the entire country with different creative for each state, as selected by the advertiser.
We invested in our augmented reality platform:
•We introduced the fifth generation of Spectacles, our new see-through, standalone AR glasses that enable developers to use Lenses and experience the world together with friends, powered by Snap OS.
•Snap OS is our brand new and groundbreaking operating system with a natural interface that uses hands and voice, with no controller required. The Snap Spatial Engine understands the world around you so that Lenses appear realistically in three dimensions.
•More than 375,000 AR creators, developers, and teams from nearly every country in the world have built over 4 million Lenses.
•Over 150 million Spotlight videos have been created this year featuring Lenses made by our talented community of Lens Creators.
•Over 225 million Snapchatters engaged with more than 25 custom Olympic-related AR experiences globally during the Paris 2024 Games.
•We’re rolling out a slate of new GenAI Suite features in Lens Studio that make it faster and easier to bring your creativity to life, including Animation Blending, Body Morph, and Icon Generation.
•We’re making AR creation simpler with Easy Lens, a new tool that makes it possible to build Lenses in a matter of minutes, just by typing into a text prompt.

Q4 2024 Outlook
Snap Inc. will discuss its Q4 2024 outlook during its Q3 2024 Earnings Call (details below) and in its investor letter available at investor.snap.com.
Conference Call Information
Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.
Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.
Definitions
Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.
Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.
Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time.
A Daily Active User (DAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.
Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.
A Monthly Active User (MAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”
About Snap Inc.
Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.
Contact
Investors and Analysts:
ir@snap.com
Press:
press@snap.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political events and conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in our periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political events and conflicts and macroeconomic conditions, except as required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.
We use the non-GAAP financial measure of non-GAAP net income (loss), which is defined as net income (loss), excluding amortization of intangible assets; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; certain other items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net income (loss) and weighted average diluted shares are then used to calculate non-GAAP diluted net income

(loss) per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”
Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities
Net loss	$(153,247)	$(368,256)	$(706,957)	$(1,074,238)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	38,850	41,209	118,493	116,117
Stock-based compensation	260,229	357,933	783,292	990,807
Amortization of debt issuance costs	2,717	1,842	6,667	5,517
Losses (gains) on debt and equity securities, net	536	21,155	12,166	5,888
Other	2,200	(4,395)	(3,829)	(31,098)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(51,941)	(128,972)	73,350	55,772
Prepaid expenses and other current assets	11,914	(837)	(36,241)	(15,139)
Operating lease right-of-use assets	12,731	17,904	41,235	53,379
Other assets	3,090	(2,767)	(3,007)	(3,192)
Accounts payable	(16,642)	(16,951)	(112,287)	(45,497)
Accrued expenses and other current liabilities	19,331	105,907	46,771	68,697
Operating lease liabilities	(16,384)	(16,181)	(44,254)	(52,523)
Other liabilities	2,488	5,190	7,448	7,457
Net cash provided by (used in) operating activities	115,872	12,781	182,847	81,947
Cash flows from investing activities
Purchases of property and equipment	(44,041)	(73,435)	(146,551)	(158,008)
Purchases of strategic investments	—	—	(2,000)	(7,770)
Sales of strategic investments	557	5,151	1,572	5,151
Cash paid for acquisitions, net of cash acquired	—	—	—	(50,254)
Purchases of marketable securities	(705,066)	(537,046)	(1,945,590)	(2,042,317)
Sales of marketable securities	187,754	16,451	354,311	107,724
Maturities of marketable securities	337,985	557,579	1,170,066	2,093,737
Other	—	(308)	(100)	(432)
Net cash provided by (used in) investing activities	(222,811)	(31,608)	(568,292)	(52,169)
Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	—	—	740,350	—
Purchase of capped calls	—	—	(68,850)	—
Proceeds from termination of capped calls	—	—	62,683	—
Proceeds from the exercise of stock options	10,304	5	12,798	416
Repurchases of Class A non-voting common stock	—	—	(311,069)	—
Deferred payments for acquisitions	—	(10,441)	(3,695)	(254,557)
Repurchases of convertible notes	—	—	(859,042)	—
Other	—	—	(1,799)	—
Net cash provided by (used in) financing activities	10,304	(10,436)	(428,624)	(254,141)
Change in cash, cash equivalents, and restricted cash	(96,635)	(29,263)	(814,069)	(224,363)
Cash, cash equivalents, and restricted cash, beginning of period	1,065,028	1,228,676	1,782,462	1,423,776
Cash, cash equivalents, and restricted cash, end of period	$968,393	$1,199,413	$968,393	$1,199,413

SNAP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$1,372,574	$1,188,551	$3,804,115	$3,244,828
Costs and expenses:
Cost of revenue	638,907	555,753	1,802,577	1,492,613
Research and development	412,791	494,559	1,268,746	1,427,334
Sales and marketing	273,107	297,251	815,461	846,281
General and administrative	220,979	221,051	677,748	628,266
Total costs and expenses	1,545,784	1,568,614	4,564,532	4,394,494
Operating loss	(173,210)	(380,063)	(760,417)	(1,149,666)
Interest income	38,533	43,839	114,893	124,931
Interest expense	(5,883)	(5,521)	(15,739)	(16,749)
Other income (expense), net	(4,355)	(20,662)	(25,228)	(7,967)
Loss before income taxes	(144,915)	(362,407)	(686,491)	(1,049,451)
Income tax benefit (expense)	(8,332)	(5,849)	(20,466)	(24,787)
Net loss	$(153,247)	$(368,256)	$(706,957)	$(1,074,238)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.09)	$(0.23)	$(0.43)	$(0.67)
Diluted	$(0.09)	$(0.23)	$(0.43)	$(0.67)
Weighted average shares used in computation of net loss per share:
Basic	1,663,011	1,625,917	1,651,756	1,603,672
Diluted	1,663,011	1,625,917	1,651,756	1,603,672

SNAP INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$964,967	$1,780,400
Marketable securities	2,227,162	1,763,680
Accounts receivable, net of allowance	1,195,701	1,278,176
Prepaid expenses and other current assets	200,902	153,587
Total current assets	4,588,732	4,975,843
Property and equipment, net	466,397	410,326
Operating lease right-of-use assets	516,959	516,862
Intangible assets, net	98,920	146,303
Goodwill	1,693,946	1,691,827
Other assets	226,463	226,597
Total assets	$7,591,417	$7,967,758
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$157,471	$278,961
Operating lease liabilities	21,311	49,321
Accrued expenses and other current liabilities	921,393	805,836
Convertible senior notes, net	36,191	—
Total current liabilities	1,136,366	1,134,118
Long-term convertible senior notes, net	3,605,137	3,749,400
Operating lease liabilities, noncurrent	577,912	546,279
Other liabilities	61,927	123,849
Total liabilities	5,381,342	5,553,646
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,465,785 shares issued, 1,418,062 shares outstanding at September 30, 2024, and 3,000,000 shares authorized, 1,440,541 shares issued, 1,391,341 shares outstanding at December 31, 2023.	14	14
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,523 shares issued and outstanding at September 30, 2024, and 700,000 shares authorized, 22,528 shares issued and outstanding at December 31, 2023.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at September 30, 2024 and December 31, 2023.	2	2
Treasury stock, at cost. 47,723 and 49,200 shares of Class A non-voting common stock at September 30, 2024 and December 31, 2023, respectively.	(465,502)	(479,903)
Additional paid-in capital	15,391,284	14,613,404
Accumulated deficit	(12,744,562)	(11,726,536)
Accumulated other comprehensive income (loss)	28,839	7,131
Total stockholders’ equity	2,210,075	2,414,112
Total liabilities and stockholders’ equity	$7,591,417	$7,967,758

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$115,872	$12,781	$182,847	$81,947
Less:
Purchases of property and equipment	(44,041)	(73,435)	(146,551)	(158,008)
Free Cash Flow	$71,831	$(60,654)	$36,296	$(76,061)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted EBITDA reconciliation:
Net loss	$(153,247)	$(368,256)	$(706,957)	$(1,074,238)
Add (deduct):
Interest income	(38,533)	(43,839)	(114,893)	(124,931)
Interest expense	5,883	5,521	15,739	16,749
Other (income) expense, net	4,355	20,662	25,228	7,967
Income tax (benefit) expense	8,332	5,849	20,466	24,787
Depreciation and amortization	38,850	41,209	114,878	116,117
Stock-based compensation expense	260,229	353,846	773,890	986,720
Payroll and other tax expense related to stock-based compensation	6,093	6,463	32,196	30,618
Restructuring charges (1)	—	18,639	72,051	18,639
Adjusted EBITDA	$131,962	$40,094	$232,598	$2,428
(1)Restructuring charges during 2024 are primarily related to cash severance, stock-based compensation expense, and other charges associated with the 2024 restructuring. Restructuring charges during 2023 are primarily related to cash severance and stock-based compensation expense associated with the wind down of our AR Enterprise business. These charges are not reflective of underlying trends in our business.
Total depreciation and amortization expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Depreciation and amortization expense (1):
Cost of revenue	$965	$3,184	$4,987	$9,580
Research and development	24,798	26,252	75,305	75,238
Sales and marketing	4,953	5,466	14,614	16,144
General and administrative	8,134	6,307	23,587	15,155
Total	$38,850	$41,209	$118,493	$116,117
(1)Depreciation and amortization expense for the nine months ended September 30, 2024 includes restructuring charges.

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share amounts, unaudited)
Total stock-based compensation expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Stock-based compensation expense (1):
Cost of revenue	$1,333	$2,640	$4,408	$6,890
Research and development	172,516	234,615	518,500	672,030
Sales and marketing	53,345	72,783	160,209	185,319
General and administrative	33,035	47,895	100,175	126,568
Total	$260,229	$357,933	$783,292	$990,807
(1)Stock-based compensation expense for the nine months ended September 30, 2024 as well as the three and nine months ended September 30, 2023 includes restructuring charges.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP net income (loss) reconciliation:
Net loss	$(153,247)	$(368,256)	$(706,957)	$(1,074,238)
Amortization of intangible assets	13,889	19,134	44,282	55,294
Stock-based compensation expense	260,229	353,846	773,890	986,720
Payroll and other tax expense related to stock-based compensation	6,093	6,463	32,196	30,618
Restructuring charges (1)	—	18,639	72,051	18,639
Income tax adjustments	(1,858)	(573)	(7,877)	(810)
Non-GAAP net income (loss)	$125,106	$29,253	$207,585	$16,223

Weighted-average common shares - Diluted	1,663,011	1,625,917	1,651,756	1,603,672

Non-GAAP diluted net income (loss) per share reconciliation:
Diluted net loss per share	$(0.09)	$(0.23)	$(0.43)	$(0.67)
Non-GAAP adjustment to net loss	0.17	0.25	0.56	0.68
Non-GAAP diluted net income (loss) per share	$0.08	$0.02	$0.13	$0.01
(1)Restructuring charges during 2024 are primarily related to cash severance, stock-based compensation expense, and other charges associated with the 2024 restructuring. Restructuring charges during 2023 are primarily related to cash severance and stock-based compensation expense associated with the wind down of our AR Enterprise business. These charges are not reflective of underlying trends in our business.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS
(dollars and shares in thousands, except per user amounts, unaudited)

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024

	(NM = Not Meaningful)
Cash Flows and Shares
Net cash provided by (used in) operating activities	$(81,936)	$12,781	$164,574	$88,352	$(21,377)	$115,872
Net cash provided by (used in) operating activities - YoY (year-over-year)	34%	(77)%	31%	(42)%	74%	NM
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$250,402	$207,238	$246,521	$183,771	$244,330	$347,421
Purchases of property and equipment	$(36,943)	$(73,435)	$(53,719)	$(50,448)	$(52,062)	$(44,041)
Purchases of property and equipment - YoY	58%	94%	14%	6%	41%	(40)%
Purchases of property and equipment - TTM	$(169,334)	$(204,933)	$(211,727)	$(214,545)	$(229,664)	$(200,270)
Free Cash Flow	$(118,879)	$(60,654)	$110,855	$37,904	$(73,439)	$71,831
Free Cash Flow - YoY	19%	(435)%	41%	(63)%	38%	218%
Free Cash Flow - TTM	$81,068	$2,305	$34,794	$(30,774)	$14,666	$147,151
Common shares outstanding	1,616,119	1,638,905	1,645,496	1,643,120	1,653,820	1,672,212
Common shares outstanding - YoY	(2)%	2%	5%	3%	2%	2%
Shares underlying stock-based awards	149,065	154,525	157,981	146,240	144,315	132,783
Shares underlying stock-based awards - YoY	62%	63%	20%	14%	(3)%	(14)%
Total common shares outstanding plus shares underlying stock-based awards	1,765,184	1,793,430	1,803,477	1,789,360	1,798,135	1,804,995
Total common shares outstanding plus shares underlying stock-based awards - YoY	2%	5%	6%	4%	2%	1%

Results of Operations
Revenue	$1,067,669	$1,188,551	$1,361,287	$1,194,773	$1,236,768	$1,372,574
Revenue - YoY	(4)%	5%	5%	21%	16%	15%
Revenue - TTM	$4,484,488	$4,544,563	$4,606,115	$4,812,280	$4,981,379	$5,165,402
Revenue by region (1)
North America	$686,829	$786,154	$899,542	$743,131	$767,560	$857,621
North America - YoY	(13)%	(3)%	2%	16%	12%	9%
North America - TTM	$3,018,637	$2,993,189	$3,012,421	$3,115,656	$3,196,387	$3,267,854
Europe	$182,109	$200,272	$238,253	$195,844	$229,835	$248,902
Europe - YoY	7%	24%	9%	24%	26%	24%
Europe - TTM	$719,817	$758,693	$778,394	$816,478	$864,204	$912,834
Rest of World	$198,731	$202,125	$223,492	$255,798	$239,373	$266,051
Rest of World - YoY	28%	30%	11%	34%	20%	32%
Rest of World - TTM	$746,034	$792,681	$815,300	$880,146	$920,788	$984,714
Operating loss	$(404,339)	$(380,063)	$(248,713)	$(333,232)	$(253,975)	$(173,210)
Operating loss - YoY	(1)%	13%	14%	9%	37%	54%
Operating loss - Margin	(38)%	(32)%	(18)%	(28)%	(21)%	(13)%
Operating loss - TTM	$(1,492,442)	$(1,437,263)	$(1,398,379)	$(1,366,347)	$(1,215,983)	$(1,009,130)
Net income (loss)	$(377,308)	$(368,256)	$(248,247)	$(305,090)	$(248,620)	$(153,247)
Net income (loss) - YoY	11%	(2)%	14%	7%	34%	58%
Net income (loss) - Margin	(35)%	(31)%	(18)%	(26)%	(20)%	(11)%
Net income (loss) - TTM	$(1,353,944)	$(1,362,698)	$(1,322,485)	$(1,298,901)	$(1,170,213)	$(955,204)
Adjusted EBITDA	$(38,479)	$40,094	$159,149	$45,659	$54,977	$131,962
Adjusted EBITDA - YoY	(635)%	(45)%	(32)%	NM	243%	229%
Adjusted EBITDA - Margin (2)	(4)%	3%	12%	4%	4%	10%
Adjusted EBITDA - TTM	$268,249	$235,703	$161,577	$206,423	$299,879	$391,747
(1)    Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.
(2)    We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)
(dollars and shares in thousands, except per user amounts, unaudited)

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Other
DAU (in millions) (1)	397	406	414	422	432	443
DAU - YoY	14%	12%	10%	10%	9%	9%
DAU by region (in millions)
North America	101	101	100	100	100	100
North America - YoY	2%	1%	—%	(1)%	—%	—%
Europe	94	95	96	96	97	99
Europe - YoY	9%	7%	4%	4%	3%	4%
Rest of World	202	211	218	226	235	244
Rest of World - YoY	25%	21%	19%	19%	16%	16%
ARPU	$2.69	$2.93	$3.29	$2.83	$2.86	$3.10
ARPU - YoY	(16)%	(6)%	(5)%	10%	6%	6%
ARPU by region
North America	$6.83	$7.82	$8.96	$7.44	$7.67	$8.54
North America - YoY	(14)%	(4)%	2%	17%	12%	9%
Europe	$1.93	$2.11	$2.49	$2.04	$2.36	$2.52
Europe - YoY	(2)%	15%	5%	20%	22%	19%
Rest of World	$0.98	$0.96	$1.03	$1.13	$1.02	$1.09
Rest of World - YoY	3%	8%	(7)%	13%	4%	14%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	5,286	5,367	5,289	4,835	4,719	4,800
Employees - YoY	(18)%	(6)%	—%	(7)%	(11)%	(11)%

Depreciation and amortization expense
Cost of revenue	$3,170	$3,184	$3,171	$2,150	$1,872	$965
Research and development	24,847	26,252	31,040	27,598	22,909	24,798
Sales and marketing	5,605	5,466	10,017	4,577	5,084	4,953
General and administrative	6,066	6,307	8,096	7,388	8,065	8,134
Total	$39,688	$41,209	$52,324	$41,713	$37,930	$38,850
Depreciation and amortization expense - YoY	(50)%	14%	8%	18%	(4)%	(6)%

Stock-based compensation expense
Cost of revenue	$2,365	$2,640	$2,665	$1,815	$1,260	$1,333
Research and development	217,565	234,615	220,996	174,519	171,465	172,516
Sales and marketing	57,597	72,783	70,369	54,656	52,208	53,345
General and administrative	40,416	47,895	39,167	32,762	34,378	33,035
Total	$317,943	$357,933	$333,197	$263,752	$259,311	$260,229
Stock-based compensation expense - YoY	—%	4%	(26)%	(16)%	(18)%	(27)%
(1)Numbers may not foot due to rounding.